UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

Feb 13, 2007

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19084	94-2925074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

On February 13, 2007, PMC-Sierra, Inc. (the “Company”) and American Stock Transfer and Trust Company (the “Rights Agent”) entered into the Second Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”), which amends and restates the Company’s prior Amended and Restated Preferred Stock Rights Agreement, dated as of July 21, 2007. The Rights Agreement establishes a TIDE Committee of the Company’s Board of Directors, which shall be comprised of members of the Nominating and Corporate Governance Committee who are not, and have never been, officers, employees or affiliates of the Company or any of its subsidiaries, and who are selected by the Nominating and Corporate Governance Committee. The TIDE Committee is required to periodically review and evaluate, at least once every three years, whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights (as defined in the Rights Agreement) should be redeemed.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Preferred Stockholder Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

	By:	/s/ Alan F. Krock
Date: February 13, 2007		Alan F. Krock Vice President, Chief Financial Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Preferred Stockholder Rights Agreement

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